EXHIBIT 99.1

HealthWarehouse.com, Inc. Announces Third Quarter Financial Results; Revenues, Margins, and Orders Shipped Increase Over Third Quarter 2008

CINCINNATI, November 23, 2009 -- HealthWarehouse.com, Inc. (OTC Bulletin Board: HEWA) an online U.S. mail-order pharmacy, today announced its financial results for the third quarter ended September 30, 2009. The company reported quarterly revenue of $1,006,721, driven by heavy growth in prescription sales and pharmacy transfers. Gross margins increased 13.0% year-over-year to 34.6% and the net loss for the quarter was $619,114 compared to a net loss of $186,299 for the three months ended September 30, 2008.

“We continue to see consumers transfer prescriptions from traditional pharmacies fed up with high prices, long pharmacy lines and poor customer service,” said Lalit Dhadphale, President and CEO of HealthWarehouse.com. “Our focus on customer service in addition to offering discount prices with fast shipping continues to change the pharmacy landscape as consumers adopt mail-order as the new way to purchase their prescriptions.  We look forward to expanding our offering and continue helping Americans in need of relief from high drug costs and poor experiences at retail pharmacies.”

“We’re pleased with consumers continuing to adopt our services as evidenced by our growing margins” said Pat Delaney, Chief Financial Officer of HealthWarehouse.com. “With new and transferred prescriptions becoming a larger part of our product mix and generic prescriptions being the majority of our prescription sales, margins continue to increase.”

Key Highlights For The Third Quarter 2009 Compared To Third Quarter 2008:

•	Revenues were $1,006,721; up 154% from $396,547
•	Gross margins increased from 21.6% to 34.6%
•	Total orders shipped were 22,523; up 238% from 6,672
•	Website attracted over 310,396 visits; up 327% from 72,750 visits
•	Pageviews increased to 1,111,595; up 285% from 288,750 pageviews
•	2009 BizRate Circle Of Excellence Award for customer service and satisfaction

HealthWarehouse.com, based in Cincinnati, Ohio, is an online pharmacy offering a prescription drug program for a 30-day supply of over 300 popular generic prescription drugs for $3.50. With outstanding service and competitive pricing, HealthWarehouse.com is poised to set the standard for delivering significant value to consumers on prescription medications. The program is available to customers in 43 states and will be expanded to all 50 states and U.S. Territories in the coming months.

Key components of HealthWarehouse.com’s Prescription Drug Program:

•	Pricing of $3.50 for a 30-day supply of generic prescription medications.
•	Pricing of $9.50 for a 90-day supply of generic prescription medications.
•	Pricing of $18.50 for a 180-day supply of generic prescription medications.
•	Pricing of $36.50 for a 360-day supply of generic prescription medications.
•	Over 300 generic medications in all major therapeutic categories, including diabetes, blood pressure and cholesterol.
•	Processing of all prescription orders and refills online or via phone and 100% free shipping from a state-of-the art pharmacy directly to the patient's home.

About HealthWarehouse.com, Inc.

HealthWarehouse.com, Inc. (TICKER: HEWA) is a leading online mail-order pharmacy headquartered in Cincinnati, Ohio. HealthWarehouse.com's mission is to provide affordable healthcare to every American. With a 99% positive customer rating, HealthWarehouse.com has become one of the fastest growing online pharmacies in the United States. HealthWarehouse.com only sells drugs which are FDA-approved and legal for sale in the United States. Visit us online at http://www.HealthWarehouse.com.

Forward-Looking Statements

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of HealthWarehouse.com’s future performance, statements of HealthWarehouse.com’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although HealthWarehouse.com believes that its current expectations are based on reasonable assumptions, it cannot assure you that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and HealthWarehouse.com expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

This release is provided for informational purposes only and should not be construed as a solicitation to invest.

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Contacts: Investor Relations Pat Delaney, 914-374-1312 ir@healthwarehouse.com	Public Relations Ryan Dolder, 513-919-4569 rdolder@healthwarehouse.com